UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2018

GenOn Energy, Inc.

(Exact name of Registrant as specified in its charter)

76-0655566 (IRS Employer Identification No.)

001-16455 (Commission File Number)

Delaware (State or other jurisdiction of incorporation)	(609) 524-4500 (Registrant’s telephone number, including area code)

804 Carnegie Center,

Princeton, New Jersey 08540
(Address of principal executive offices, including zip code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.01.     Completion of Acquisition or Disposition of Assets.

On June 29, 2018, NRG Canal LLC (“Seller”) and GenOn Holdco 10, LLC  (“Holdco”), each a wholly owned indirect subsidiary of GenOn Energy, Inc. (“GenOn”), completed their previously announced disposition to Stonepeak Kestrel Holdings LLC (the “Buyer”) of all of Seller’s membership interests in Holdco, the owner of Canal Units 1 and 2, electricity generating facilities with a combined summer capacity rating of approximately 1,112 megawatts (the “Canal Facilities”), pursuant to that certain Purchase and Sale Agreement, dated March 22, 2018 (the “Purchase Agreement”), by and between the Seller, Holdco and the Buyer.

The closing purchase price was $320,000,000, subject to post-closing adjustment for net working capital as of the closing date. In addition, Buyer is obligated to purchase excess fuel inventory within the two years after closing at the price determined in connection with the working capital adjustment and NRG Energy Inc. (“NRG”) is obligated to refund to GenOn $13.5 million for GenOn’s prepayment of a purchase option on Canal 3 (as defined below). The closing purchase price was funded by a combination of equity investments from Stonepeak Infrastructure Fund II LP, the parent of the Buyer, and proceeds from third party debt financing.

On June 29, 2018, an affiliate of the Buyer simultaneously completed the previously announced acquisition of NRG’s and its affiliates’ interest in NRG’s Canal 3 power generation development project (“Canal 3”) pursuant to that certain Purchase and Sale Agreement, dated as of March 22, 2018, by and between Stonepeak Kestrel Holdings II LLC, NRG Gas Development Company, LLC and NRG Canal 3 Development LLC. The closing of the Canal 3 transaction was a closing condition under the Purchase Agreement.

As previously disclosed, GenOn and certain of their directly and indirectly owned subsidiaries (the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Bankruptcy Court has entered the Order Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of GenOn Energy, Inc. and its Debtor Affiliates (the “Confirmation Order”), which approved and confirmed the Debtor’s Third Amended Joint Chapter 11 Plan of Reorganization (the “Plan”). On May 1, 2018, the Bankruptcy Court entered a final order approving modification of the Plan and confirming that the Purchase Agreement constitutes a third party sale transaction for purposes of, and entitled to the benefits and protections of, the Plan and Confirmation Order. The GenOn Noteholders (as defined in the Plan) holding over 50% of the GenOn Notes (as defined in the Plan) are supportive of, and have consented to, the transactions contemplated by the Purchase Agreement as a third party sale transaction under the Plan.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to GenOn’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 23, 2018, and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Information

Certain of the statements included in this Current Report on Form 8-K constitute “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Readers are cautioned that forward-looking statements are not guarantees of future operating and financial performance or results and involve substantial risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of GenOn and its subsidiaries may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, factors described from time to time in GenOn’s reports filed with the Securities and Exchange Commission. Because of these risks, uncertainties and assumptions, investors should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made, and GenOn undertakes no obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this communication. All subsequent written and oral forward-looking statements concerning GenOn and the transaction described in Item 2.01 are expressly qualified in their entirety by the cautionary statements above.

Item 9.01.     Financial Statements and Exhibits.

(b) Pro forma financial information

Pro forma financial information required by Article 11 of Regulation S-X is attached hereto as Exhibit 99.1, and is incorporated by reference herein

(d) Exhibits

Exhibit No.	Description

2.1

Purchase and Sale Agreement, by and among Stonepeak Kestrel Holdings LLC, as Purchaser, NRG Canal LLC, as Seller, and GenOn Holdco 10, LLC, as Company, dated as of March 22, 2018. (incorporated by reference to Exhibit 2.1 to GenOn Energy, Inc.’s Current Report on Form 8-K filed on March 23, 2018)

99.1	Unaudited Pro Forma Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 29, 2018		GenOn Energy, Inc.
(Registrant)

	By:	/s/ Mark A. McFarland
Mark A. McFarland
Chief Executive Officer